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                                                                Exhibit 3.2

                                                                          PAGE 1

                                    DELAWARE

                                The First State

         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "ADVANCED CAST PRODUCTS, INC.", FILED IN THIS OFFICE ON THE EIGHTH DAY OF OCTOBER, A.D. 2003, AT 4:24 O'CLOCK P.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

            [SECRETARY'S OFFICE SEAL]
                                       -s- Harriet Smith Windsor
                                       ------------------------------------
                                       Harriet Smith Windsor, Secretary of State

2202982  8100                          AUTHENTICATION: 2680188

030648896                                        DATE: 10-08-03

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                                                          State of Delaware
                                                         Secretary of State
                                                      Division of Corporations
                                                   Delivered 04:24 PM 10/08/2003
                                                     FILED 04:24 PM 10/08/2003
                                                    SRV 030648896 - 2202982 FILE

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          ADVANCED CAST PRODUCTS, INC.

   (Under Section 303 of the General Corporation Law of the State of Delaware)

                  The undersigned, being a duly elected officer of Advanced Cast Products, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

                  1. That the Corporation filed its original Certificate of Incorporation with the Delaware Secretary of State on July 24,1989 (the "Certificate").

                  2. That the Corporation filed a voluntary petition under chapter 11 of title 11 of the United States Code, as amended with the Bankruptcy Court of Delaware on August 5, 2003, and that this Certificate is being filed pursuant to Section 303 of the General Corporation Law of the State of Delaware and shall become effective pursuant to the Prepackaged Joint Plan of Reorganization of ACP Holding Company, NFC Castings, Inc., Neenah Foundry Company and certain of its subsidiaries filed with the Delaware Bankruptcy Court on August 5, 2003, and amended on September 17,2003, without further action by the board of directors or shareholders of the Corporation pursuant to the Bankruptcy Court Confirmation Order dated September 25, 2003. The Corporation's Certificate is restated in its entirety to read as set forth in Exhibit A attached hereto and made a part hereof (the "Restated Certificate").

                  IN WITNESS WHEREOF, the undersigned, for the purpose of amending and restating the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Certificate of Restated Certificate of Incorporation this 8th day of October, 2003.

                                       By: /s/ Gary W. LaChey
                                           ----------------------
                                           Gary W. LaChey
                                           Chief Financial Officer,
                                           Vice President - Finance,
                                           Treasurer and Secretary

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                                                                       EXHIBIT A

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          ADVANCED CAST PRODUCTS, INC.

                                   ARTICLE ONE

                  The name of the corporation is Advanced Cast Products, Inc. (hereinafter called the "Corporation").

                                   ARTICLE TWO

                  The address of the Corporation's registered office in the state of Delaware is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

                                  ARTICLE THREE

                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE FOUR

                  The total number of shares which the Corporation shall have the authority to issue is One Hundred (100) shares, all of which shall be shares of Common Stock, no par value per share.

                                  ARTICLE FIVE

                  The Corporation is to have perpetual existence.

                                   ARTICLE SIX

                  The directors shall have the power to adopt, amend or repeal By-Laws, except as may be otherwise be provided in the By-Laws.

                                  ARTICLE SEVEN

                  The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

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                                  ARTICLE EIGHT

                  To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE EIGHT shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE NINE

                  The Corporation shall not issue nonvoting equity securities.

                                  ARTICLE TEN

                  The Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation from time to time and at any time in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred upon stockholders and directors are granted subject to such reservation.

                                    * * * *

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